UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 26, 2009
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33801 (Commission file number)	51-0424817 (I.R.S. employer identification number)

One Ridgmar Centre 6500 W. Freeway, Suite 800 Fort Worth, Texas (Address of principal executive office)		76116 (Zip code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     On March 31, 2009, Approach Resources Inc. (the “Company”) filed a Current Report on Form 8-K dated March 26, 2009 (the “Original Form 8-K”). The Original Form 8-K included a table with six performance categories established for the Company’s 2009 Incentive Program (defined below), together with the target levels of achievement for each category (except individual performance) and the relative weight assigned to each category. The Company is filing this amendment to the Original Form 8-K to correct the “excellent” target amount for the EBITDAX per share growth performance category. Item 5.02 of the Original Form 8-K is hereby amended and restated in its entirety to read as set forth below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensatory Arrangements of Certain Officers
      On March 26, 2009, the Compensation and Nominating Committee (the “Committee”) and Board of Directors of Approach Resources Inc. (the “Company”) approved a performance-based, non-equity incentive award program for executive officers for 2009 (the “2009 Incentive Program”). The 2009 Incentive Program currently applies to the five named executive officers to be included in the summary compensation table of the Company’s 2009 proxy statement and will be described therein.
     Awards under the 2009 Incentive Program (“Performance Awards”) are made pursuant to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”). Performance Awards are determined as a percentage of an executive officer’s annual base salary and paid to the executive officer upon the achievement of Company-wide performance targets in five categories, plus one individual performance category, subject to the Committee’s discretion to reduce payout amounts as described in the penultimate paragraph of this Item 5.02(e).
     The Committee established a minimum, or “threshold,” and maximum, or “excellent,” performance target for each performance category. The Company is required to reach the threshold target in a performance category before a participant receives any credit for such category in the calculation of his Performance Award. If the Company exceeds the threshold level for a performance category, the amount of the Performance Award attributable to that category is capped at the excellent level. If actual results fall between the threshold and maximum performance levels, then the percentile performance used to determine the payout percentage is proportionally adjusted.
     The six performance categories established with respect to the Performance Awards for 2009 are shown in the table below, together with the target levels of achievement with respect to each category (except individual performance) and the relative weight assigned to each category. Five of the performance categories are Company-wide performance measures and the sixth category (individual performance) is personal to each executive and discretionary for the Committee.

	2009 Performance Targets
Performance Category	Weight	Threshold	Excellent

1. Production growth	15.0%	10.0%	20.0%
2. Reserve volume growth	15.0%	10.0%	20.0%
3. EBITDAX per share growth	15.0%	15.0%	25.0%
4. Lease operating expense and general and administrative expense per Mcfe	15.0%	$1.75	$1.50
5. Drill-bit finding and development cost per Mcfe	15.0%	$2.10	$1.85
6. Individual performance	25.0%

	100.0%

     In addition to selecting the performance categories discussed above, the Committee approved the Performance Award targets (expressed as a percentage of annual salary) for each of the Company’s named executive officers, as set forth in the table below. For 2009, the Performance Award amount payable to each named executive officer will be based upon the Company’s performance in the five company-wide performance categories and the individual performance of each named executive officer. The annual incentive payout percentage will be the sum of the percentage performance results calculated for each performance category. The actual performance payout amounts for each category are graduated between each performance target in accordance with a predetermined formula that measures performance on a linear, pro-rata basis between the threshold and excellent levels.

	Performance Award
	Percent of Annual Salary
	Threshold	Excellent

President and CEO	50%	150%
Executive Vice Presidents I	50%	100%
Executive Vice Presidents II and Vice Presidents	35%	75%
     The Committee cannot increase payout amounts under the 2009 Incentive Program. The Committee can, however, in its reasonable discretion, reduce the payout amounts under the program after taking into account special or unusual factors that may have contributed to the achievement of target performance measures such as acquisitions, commodity prices or other such factors deemed appropriate by the Committee.
     The foregoing description of Performance Awards granted pursuant to the 2007 Plan is qualified in its entirety by reference to the complete text of the 2007 Plan, which is filed as Exhibit 10.6 to the Company’s registration statement on Form S-1 filed July 12, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: April 2, 2009

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